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                                                                    Exhibit 21.1

                     SCOTTISH ANNUITY & LIFE HOLDINGS, LTD
                               DECEMBER 31, 2000

                          SUBSIDIARIES OF REGISTRANT


Name                                                        Domicile

Scottish Annuity & Life Insurance Company (Cayman) Ltd.     Cayman Islands
Scottish Annuity Company (Cayman) Ltd.                      Cayman Islands
Scottish Holdings (U.S.), Inc.                              Delaware
Scottish Re (U.S.), Inc.                                    Delaware
Scottish Crown Group (Bermuda) Ltd.                         Bermuda